SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities and
                        Exchange Act of 1934





Date of Report (date of earliest event reported) January 12, 1998



                          RAYTECH CORPORATION



     DELAWARE                 1-9298                  06-1182033
(State or Other           (Commission           (I.R.S. Employer
Jurisdiction of           File No.)             Identification No.)
Incorporation)



 One Corporate Drive, Shelton, Connecticut                06484
(Address of Principal Executive Offices)               (Zip Code)



Registrant's telephone number, including area code 203-925-8023










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Item 5.  Other Events.



         Termination of President and CEO





         The Board of Directors terminated Craig R. Smith as President, Chief Executive Officer and Director of the Registrant corporation effective January 12, 1998 and elected Albert A. Canosa as President, Chief Executive Officer and Director in replacement. Mr. Canosa previously served as Administrative Vice President, Chief Financial Officer and Treasurer of the Registrant corporation and will continue to hold the offices of Chief Financial Officer and Treasurer.

















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                              SIGNATURES


       Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                      RAYTECH CORPORATION



                                      By: /s/LEGRANDE L. YOUNG
                                          LeGrande L. Young
                                          Vice President, Secretary
                                          and General Counsel
































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